UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX		75067
(Address of principal executive offices)		Zip Code

(972) 219-3330

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

At the 2005 Annual Meeting of Stockholders held on June 1, 2005, the stockholders of Uranium Resources, Inc. (the “Company”) approved a reverse stock split of the Company’s shares of common stock within a range from one-for-two to one-for-seven. Pursuant to this authorization, the Company effected a reverse stock split, at a ratio of one-for-four, effective as of 5 p.m. EDT on April 10, 2006. Beginning on April 11, 2006, the Company’s common stock will trade on a reverse split basis under the symbol “URRE.”

The Company effected the reverse stock split by filing a Certificate of Amendment of Restated Certificate of Incorporation with the office of the Delaware Secretary of State.

Fractional shares of stock will not be issued as a result of the reverse split. Stockholders who would otherwise receive a fractional share of common stock will be entitled to receive cash in lieu of fractional shares.

Item 8.01. Other Events

On April 10, 2006, the Company issued a press release announcing that the reverse stock split would be effective as of 5 p.m. EDT on April 10, 2006.

Item 9.01. Financial Statements and Exhibits

Exhibit 3.1	Certificate of Amendment of Restated Certificate of Incorporation of Uranium Resources, Inc.

Exhibit 99.1	Press Release dated April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date: April 10, 2006	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Uranium Resources, Inc.

99.1	Press Release dated April 10, 2006